INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference into the Westbridge Research Group and Subsidiary (the "Company") registration statement on Form 10-KSB of our report dated January 27, 1997 on the financial statements of the Company for the year ended November 30, 1997.


Pannell Kerr Forster
Los Angeles, California
March 16, 1998